EXHIBIT 1

FOR IMMEDIATE RELEASE

June 6, 2005

Contact Information:
Nissin Co., Ltd.
Hitoshi Higaki
Managing Director and General Manager,
Operations Control Div.
Tel: (TOKYO) +81-3-3348-2424
E-mail: Info-ir@nissin-f.co.jp

[Correction]Condensed Statements of Consolidated and Non-consolidated
Financial Results for the Year Ended March 31, 2005 (Japanese GAAP)

     Nissin Co., Ltd. (the “Company”) announces that the Company has made certain corrections on the unaudited condensed statements of consolidated and non-consolidated financial results for the year ended March 31, 2005 (Japanese GAAP), released on May 9, 2005. Lists of errata are described below and corrections are underlined.

1. Consolidated Financial Results for the Year Ended March 31, 2005 (Japanese GAAP)

[Page 2]
1. Consolidated Financial Results for the Year Ended March 31, 2005.
  1) Consolidated Operating Results

(As previously reported)

	Year Ended March 31,
	2004	2005

	( in yen except percentages)
Net income per share:
Basic	¥49.04	¥12.66
Diluted	45.21	11.52
Return on equity (%)	12.5	10.9
Ratio of ordinary income to total assets (%)	5.4	4.0
Ratio of ordinary income to operating revenues (%)	24.3	18.7

(As corrected)

	Year Ended March 31,
	2004	2005

	( in yen except percentages)
Net income per share:
Basic	¥49.04	¥12.67
Diluted	45.21	11.53
Return on equity (%)	12.5	10.9
Ratio of ordinary income to total assets (%)	5.4	4.0
Ratio of ordinary income to operating revenues (%)	24.3	18.7

[Page 23]
4. CONSOLIDATED FINANCIAL STATEMENTS
 2) Consolidated Statements of Income

(As previously reported)

	Year Ended March 31,
	2004		2005
		Percentage		Percentage
		of Total		of Total
		Operating		Operating	Change
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
Operating Expenses:
Financial costs	¥3,389		¥2,733
Costs of purchased loans collected	2,468		6,840
Other operating expenses (Note 1)	28,276		27,674

Total operating expenses	34,134	74.7	37,248	81.2	3,113	9.1

Operating Income	11,559	25.3	8,619	18.8	(2,939)	(25.4)

(As corrected)

	Year Ended March 31,
	2004		2005
		Percentage		Percentage
		of Total		of Total
		Operating		Operating	Change
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
Operating Expenses:
Financial costs	¥3,389		¥2,733
Costs of purchased loans collected	2,468		6,850
Other operating expenses (Note 1)	28,276		27,664

Total operating expenses	34,134	74.7	37,248	81.2	3,113	9.1

Operating Income	11,559	25.3	8,619	18.8	(2,939)	(25.4)

[Page 26]
  4) Consolidated Statements of Cash Flows

(As previously reported)

	Year Ended March 31,
	2004	2005	Change
	Amount	Amount	Amount	Percentage

	(in millions except percentages)
Operating activities
Income before income taxes	¥10,774	¥11,363	¥588
Depreciation and amortization	112	664	552
Impairment of fixed assets	590	-	(590)
Amortization of consolidation account adjustments	-	599	599
Provision for loan losses	2,286	(2,755)	(5,041)

(As corrected)

	Year Ended March 31,
	2004	2005	Change
	Amount	Amount	Amount	Percentage

	(in millions except percentages)
Operating activities
Income before income taxes	¥10,774	¥11,363	¥588
Depreciation and amortization	112	664	552
Impairment of fixed assets	590	-	(590)
Amortization of consolidation account adjustments	-	599	599
Amortization of equity-method account adjustments	-	201	201
Provision for loan losses	2,286	(2,755)	(5,041)

[Page 38]
9) Notes to Consolidated Financial Statements
  Consolidated Statements of Cash Flows

Significant components of the assets and liabilities of Yamagen Securities Co., Ltd., which have been acquired and became a consolidated subsidiary during the year ended March 31, 2005, are as follows:

(As previously reported)

As of December 31, 2004

(in millions)
Current assets	¥3,132
Fixed assets	194
Current liabilities	(47)
Long-term liabilities	-
Statutory reserve	(68)

Acquisition costs	3,810
Cash and cash equivalents	(3,046)

Cash used for acquisition	¥(763)

(As corrected)

As of December 31, 2004

(in millions)
Current assets	¥3,132
Consolidation account adjustments	599
Fixed assets	194
Current liabilities	(47)
Long-term liabilities	-
Statutory reserve	(68)

Acquisition costs	3,810
Cash and cash equivalents	(3,046)

Cash used for acquisition	¥(763)

[Pages 41 to 49]
4. CONSOLIDATED FINANCIAL STATEMENTS
(about item numberings)
(As previously reported)
[9. Segment Information] ... [14) Derivative Transaction]

(As corrected)
[10) Segment Information] ... [15) Derivative Transaction]

[Page 42]
10) Segment Information

  (1) Business Segment Information
  Business segment information for the year ended March 31, 2005:

  Notes:

(As previously reported)
3.	As discussed in “4. Changes in Accounting Principles”, the Company changed its amortization method for consolidation account adjustments and fully charged off the excess amount immediately as incurred. Consequently, if the previous method was applied for the year ended March 31, 2005, operating income from integrated financial services would be overstated by ¥40 million.

(As corrected)
3.	As discussed in “4. Changes in Accounting Principles”, the Company changed its amortization method for consolidation account adjustments and fully charged off the excess amount immediately as incurred. Consequently, if the previous method was applied for the year ended March 31, 2005, operating income from integrated financial services would be overstated by ¥29 million.

[Page 45]
12) Related Party Transactions
(April 1, 2004 ~ March 31, 2005)
  (2) Subsidiaries and other

(As previously reported)

Attribution:	An affiliate
Entity name:	Shinsei Business Finance Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥984
Description of business:	Provision of financial services to businesses
The Company’s interest:	25.0%
Description of relationship - interlocking director and / or statutory auditor:	1director

Description of relationship – business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥31(Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥ 2
Transaction and amount (in millions):	Commission received: ¥12 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥ 0

Description of relationship – business relationship:	Loan guarantee transactions to customers
Transaction and amount (in millions):	Loan guarantee commission: ¥315 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥ 61

Description of relationship – business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Bank loan guarantee commission: ¥34 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥4

(As corrected)

Attribution:	An affiliate
Entity name:	Shinsei Business Finance Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥984
Description of business:	Provision of financial services to businesses
The Company’s interest:	25.0%
Description of relationship - interlocking director and / or statutory auditor:	1director

Description of relationship – business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥31(Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥ 2
Transaction and amount (in millions):	Commission received: ¥12 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥ 0

Description of relationship – business relationship:	Loan guarantee transactions to customers
Transaction and amount (in millions):	Loan guarantee commission: ¥315 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥ 34

Description of relationship – business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Bank loan guarantee commission: ¥34 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥4

2. Condensed Statements of Non-consolidated Financial Results for the Year Ended March 31, 2005.

[Page 74]
7. NON-CONSOLIDATED FINANCIAL STATEMENTS

  10) Retroactive Adjustments of Per Share Data
  The summary of per share data with retroactive adjustments for the past five years:

  (1) Before retroactive adjustments
     Consolidated:

(As previously reported)

	Year Ended March 31,
Per share data	2001	2002	2003	2004	2005

	(in yen)
Net income per share	¥477.54	¥146.13	¥79.63	¥49.04	¥12.66
Shareholders’ equity per share	3,573.25	1,310.62	708.98	425.90	127.10
Dividends per share	70.00	25.00	15.00	8.50	3.875
Half-year dividend	35.00	12.50	6.50	3.75	1.375
Year–end dividend (scheduled)	35.00	12.50	8.50	4.75	(2.50)

	March 31,
	2001	2002	2003	2004	2005

	(shares)
Number of shares outstanding at end of year	10,909,244	32,955,278	63,229,770	126,228,167	516,981,278

(As corrected)

	Year Ended March 31,
Per share data	2001	2002	2003	2004	2005

	(in yen)
Net income per share	¥477.54	¥146.13	¥79.63	¥49.04	¥12.67
Shareholders’ equity per share	3,573.25	1,310.62	708.98	425.90	127.10
Dividends per share	70.00	25.00	15.00	8.50	3.875
Half-year dividend	35.00	12.50	6.50	3.75	1.375
Year–end dividend (scheduled)	35.00	12.50	8.50	4.75	(2.50)

	March 31,
	2001	2002	2003	2004	2005

	(shares)
Number of shares outstanding at end of year	10,909,244	32,955,278	63,229,770	126,228,167	516,981,278

[Page 75]
  (2) After retroactive adjustments
    Consolidated:

(As previously reported)

	Year Ended March 31,
Per share data	2001	2002	2003	2004	2005

	(in yen)
Net income per share	¥9.83	¥9.04	¥9.95	¥12.26	¥12.66
Shareholders’ equity per share	74.33	81.82	88.62	106.48	127.10
Dividends per share	1.46	1.56	1.88	2.13	3.875
Half-year dividend	0.73	0.78	0.81	0.94	1.375
Year–end dividend (scheduled)	0.73	0.78	1.06	1.19	(2.50)

	March 31,
	2001	2002	2003	2004	2005

	(shares)
Number of shares outstanding at end of year	523,643,712	527,284,448	505,838,160	504,912,668	516,981,278

(As corrected)

	Year Ended March 31,
Per share data	2001	2002	2003	2004	2005

	(in yen)
Net income per share	¥9.83	¥9.04	¥9.95	¥12.26	¥12.67
Shareholders’ equity per share	74.33	81.82	88.62	106.48	127.10
Dividends per share	1.46	1.56	1.88	2.13	3.875
Half-year dividend	0.73	0.78	0.81	0.94	1.375
Year–end dividend (scheduled)	0.73	0.78	1.06	1.19	(2.50)

	March 31,
	2001	2002	2003	2004	2005

	(shares)
Number of shares outstanding at end of year	523,643,712	527,284,448	505,838,160	504,912,668	516,981,278

The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.

(End)